SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): July 1, 2004


                          CUMBERLAND TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)

                Florida                               0-109727                             59-3094503
                -------                               --------                             ----------
    (State or other jurisdiction of           (Commission File Number)          (IRS Employer Identification No.)
            incorporation)



        4311 West Waters Avenue
               Suite 501                                          33614
                                                                  -----
           Tampa, Florida                                      (Zip Code)
        -----------------------
         (Address of principal
          executive offices)


        Registrant's telephone number including area code: (813) 885-2112

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

As previously reported, on February 26, 2004, Cumberland Casualty & Surety Company ("CCS"), a wholly-owned subsidiary of Cumberland Technologies, Inc., a Florida corporation (the "Company"), undertook insolvency proceedings by filing a voluntary petition for rehabilitation for CCS under Chapter 631, Part 1 of the Florida Statutes (the "Rehabilitation Statute") with the Florida Department of Financial Services (the "Department"). Under the Rehabilitation Statute, the Department became the receiver for CCS, and the authority of the officers and directors of CCS over CCS has been suspended until any such authority should be redelegated by the Department. Since that date, CCS has operated under the supervision of the Department.

On April 23, 2004, the Department, acting as the receiver for CCS, appointed Carter, Cartier, Melby and Guarins CPAs, P.A. (the "New Accountants") as the new accountant of CCS to perform the audit of CCS required by insurance regulations. The Department did not take action to designate or change the principal accountants of CCS for purposes of financial reports made with the Securities and Exchange Commission. The foregoing actions were taken by the Department without the participation of the Board of Directors of the Company.

On May 5, 2004, Deloitte & Touche LLP ("Deloitte") resigned as independent auditors for the Company after being informed that it had been replaced by the Department as the independent auditors for CCS.

As of the date of its resignation, Deloitte had not performed an audit of the Company's financial statements for the year ended December 31, 2003. Deloitte's reports on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte has not advised the Company that it has withdrawn or intends to withdraw its opinions on the Company's financial statements for the fiscal years ended December 31, 2002 and 2001.

During the two most recent fiscal years and the subsequent interim period preceding Deloitte's resignation there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years, nor have there been any reportable events as listed in Item 304(a)(l)(v) of Regulation S-K except as described below.

As previously reported, the Company expects to incur a charge resulting from adverse loss developments during 2003 and adjustments to reinsurance receivables and recoverables of CCS, all related to claims incurred over the past and claims exceeding CCS's reinsurance treaty limits. For contract and commercial surety business, CCS has entered into 14 separate excess of loss reinsurance agreements covering the past seven years with Transatlantic Reinsurance Company (collectively, the "Transatlantic Treaty"). Excess of loss reinsurance is a form of reinsurance which indemnifies the ceding insurer up to an agreed amount for each individual loss and for all losses in the aggregate in excess of a


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

specified retention, subject to the terms and conditions of the various reinsurance agreements. The reinsurance agreements comprising the Transatlantic Treaty are written on an annual basis and indemnify CCS with respect to losses reaching certain threshold levels during their respective treaty periods. CCS's practice has been to reconcile losses incurred in its contract and commercial surety business against the treaty limits under each of its various reinsurance agreements on a year-end (and not on an interim period) basis. Consistent with CCS's historical practices, CCS did not reconcile the aggregate losses incurred in its contract and commercial surety business against the aggregate treaty limits under each of the various reinsurance agreements included within the Transatlantic Treaty for each of the interim periods ending March 31, 2003, June 30, 2003 and September 30, 2003 (the "2003 Interim Periods"). In connection with CCS's completing these reconciliations as a part of customary year-end accounting for 2003, the Company became aware that it had recorded reinsurance recoverables and receivables in excess of reinsurance treaty limits in the amount of $1,359,782 as of March 31, 2003, $1,731,742 as of June 30, 2003, and
$2,091,046 as of September 30, 2003. Unlike in prior accounting periods of CCS, these amounts were material to the Company during the 2003 Interim Periods because of the accumulation of higher losses in the aggregate over the seven year duration of the Transatlantic Treaty and the reduction of aggregate limits of the reinsurance agreements included in the Transatlantic Treaty available to the Company for 2002 and 2003. Because CCS reconciled the aggregate losses incurred in its contract and commercial surety business against aggregate treaty limits as of December 31, 2002 and December 31, 2001, the Company believes that its financial statements for the two fiscal years ended December 31, 2002 and 2001 are not affected by the foregoing and that such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of and for the years presented in such financial statements.

In February 2004, Deloitte advised the Company that information had been brought to its attention relating to potential questionable activities with respect to the Company's analysis and recording of reinsurance receivables and recoverables, and Deloitte requested that the Board of Directors of the Company conduct an investigation to determine whether or not any illegal action or other misconduct occurred. As of the date of Deloitte's resignation, this investigation remains ongoing. The Company has authorized Deloitte to respond fully to the inquiries of the successor accountant concerning this matter.

Upon receiving the request from Deloitte that the Company conduct an investigation to determine whether or not any illegal action or other misconduct occurred, the Board of Directors of the Company appointed independent legal counsel ("Independent Counsel") to conduct an investigation into such matter. In addition, CCS has appointed the New Accountants to perform the audit of CCS required by insurance regulations. While subject to change, the Independent Counsel and the New Accountants have advised the Company that they expect that they will complete their investigation and audit, respectively, within approximately the next month.

Upon becoming aware of the overstatement of its reinsurance recoverables and receivables during the 2003 Interim Periods, the Company revised the internal controls of CCS to include quarterly reconciliations against its reinsurance agreements. Upon conclusion of the audit of the Company's financial statements as of and for the year ending December 31, 2003 and the appointment of independent accountants for the Company, the Company expects to restate its financial statements for the 2003 Interim Periods to reflect the adjustments described above.

The Company has requested Deloitte to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4 and, if not, stating the respects in which it does not agree. A copy of that letter from Deloitte to the Securities and Exchange Commission is filed as Exhibit 16.1 to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements.

         Not applicable.

     (b) Pro Forma Financial Information.

         Not applicable.

     (c) Exhibits.

         Exhibit Number    Description
         --------------    -----------
         16.1              Letter from Deloitte & Touche LLP dated July 1, 2004

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CUMBERLAND TECHNOLOGIES, INC.


Date:   July 1, 2004                   By:  /s/ Joseph M. Williams
                                             -----------------------------------
                                             Joseph M. Williams,
                                             President




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